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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT



                     Pursuant to Section l3 or l5(d) of the
                         Securities Exchange Act of l934


Date of Report (Date of earliest event reported)  September 12, 1996



                             SLM INTERNATIONAL, INC.
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              (Exact name of registrant as specified in its charter



         Delaware                   34-0-19596                    13-36-32297
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  (State of other juris-           (Commission                 (I.R.S. Employer
diction of incorporation)          File Number)              Identification No.)


   30 Rockefeller Plaza,       New York, New York                10112
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  (Address of principal executive offices)                     (Zip Code)


                                  212-332-1610
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              (Registrant's telephone number, including area code)


                                 Not Applicable
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          (Former name or former address, if changed since last report)

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Item 5.  Other Events.

                  On September 12, 1996, the Company filed with the United States Bankruptcy Court in Wilmington, Delaware, a plan of reorganization (the "Plan") that has the full support of each of the Company's key creditor groups. The Plan provides for a significant de-leveraging of the Company's capital structure and the conversion of the majority of the Company's existing debt into one hundred percent of the equity of the reorganized entity that will be issued upon confirmation of the Plan. The Company filed a Disclosure Statement with respect to the Plan on September 19, 1996 and anticipates that the Plan will be approved by the Bankruptcy Court by late November of this year.

                  On September 13, 1996, the Board of Directors of the Company appointed Gerald B. Wasserman as President and Chief Executive Officer of the Company. Mr. Wasserman has previously served as President of Weider Health and Fitness and Canstar Sports, Inc. (now known as Bauer Inc.). The Company's current Chief Executive Officer, Howard Zunenshine, has stepped down from his position to pursue other interests and will serve as a consultant to the Company and as a director until a new slate of directors is appointed in connection with confirmation of the Plan. Mr. Zunenshine received a severance payment from the Company in accordance with his employment agreement.


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                                   SIGNATURES


                  Pursuant to the requirements of the Securities Exchange Act of l934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                      SLM INTERNATIONAL, INC.
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                                                           (Registrant)

                                                  /s/     John A. Sarto
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                                                           (Signature)
                                                   John A. Sarto
                                                   Vice President and Chief
                                                   Financial Officer



Date:  September 30, 1996

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